EXHIBIT 10.10

REVOLVING ACCOUNTS RECEIVABLE LOAN
AND LINE OF CREDIT LOAN AGREEMENT

     THIS REVOLVING ACCOUNTS RECEIVABLE LOAN AND LINE OF CREDIT LOAN AGREEMENT (hereafter referred to as the “Agreement”) is dated as of the 10th day of February, 2003, by and between Integrated Financial Systems, Inc., a Colorado Corporation (“Borrower”), and GUARANTY BANK AND TRUST COMPANY (“Lender”).

RECITALS

     A. Borrower is an entity engaged principally in purchasing and servicing hospital patient accounts.

     B. Borrower has applied to Lender for a revolving accounts receivable loan in the principal amount of $10,000,000.00 (the “Revolving Accounts Receivable Loan”) for the purpose of providing funding to support the purchase by Borrower of hospital patient accounts, such purchases to be made by Borrower in the ordinary course of its business.

     C. Borrower has applied to Lender for a revolving line of credit loan in the principal amount of $1,000,000.00 (the “Revolving Line of Credit Loan”) for the purpose of providing funding for the business services and operations required to support the Borrower’s ordinary course of business in servicing hospital patient accounts.

     D. Lender has agreed to provide the Revolving Accounts Receivable Loan and the Revolving Line of Credit Loan (together referred to herein as the “Loans”) upon the terms and subject to the conditions set forth herein.

AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

ARTICLE I
DEFINITIONS

     1.1 Definitions. In addition to terms defined elsewhere herein, as used herein, the following terms shall have the meanings set forth below:

     “Advance” shall mean any disbursement of proceeds of the Loans to or on behalf of Borrower at the request of Borrower.

     “Agreement” shall mean this Revolving Accounts Receivable Loan and Line of Credit Loan Agreement, as the same may be amended and supplemented as hereinafter provided.

     “Authorized Representative of Borrower” shall mean the person or persons designated by Borrower to take any and all actions on the part of Borrower under any of the Loan Documents.

     “Business Day” shall mean a day of the year other than Saturdays, Sundays, and legal holidays on which Lender is open.

     “Certificate of Deposit” shall mean that certain certificate of deposit (or certificates of deposit) purchased by Borrower from Lender and deposited with and held in the possession of Lender as collateral for the Revolving Line of Credit Loan, and as cross collateral for the Revolving Accounts Receivable Loan.

     “Certification of Non-Foreign Status” shall mean an affidavit, signed under penalty of perjury by an Authorized Representative of Borrower, stating (a) that Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder, (b) Borrower’s US employer identification number, and (c) the address of Borrower’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Internal Revenue Code, and shall otherwise be in form and substance acceptable to Lender.

     “Closing Date” shall mean the date upon which Borrower and Lender execute and deliver this Agreement.

     “Collateral” shall mean, collectively, all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in and to: (a) all individual promissory notes, and Consumer Credit Sales Agreements or similar credit documents (including Exempla Healthcare’s Admission Payment Information Forms) that are purchased by Borrower in whole or in part with proceeds of the Revolving Accounts Receivable Loan (hereafter cumulatively, the “Patient Account Credit Agreements”) other than any of the foregoing Patient Account Credit Agreements to the extent Borrower has repaid in full the Advance (and all accrued and unpaid interest thereon and all fees and penalties, if any, properly associated therewith) related thereto; (b) all regularly scheduled payments of principal and interest under such Patient Account Credit Agreements; (c) all payments for fees and/or penalties, if any, associated with or arising from the Patient Account Credit Agreements; (d) all insurance and condemnation proceeds respecting any real property that may be the subject of Patient Account Credit Agreements; (e) all agreements, documents and instruments evidencing and/or related to such Patient Account Credit Agreements, including, without limitation, all deeds of trust, if any, modifications, waivers and amendments relating thereto; (f) all fees from and rights of Borrower in and to all third party servicing arrangements and agreements related to such Patient Account Credit Agreements (including, without limitation, those arising from or related to the Patient Account Purchase Agreement and the Service Agreement) or related to all third party servicing arrangements and agreements for any hospital subsequently approved by the Lender for which Patient Account Credit Agreement purchases are funded by the Revolving Accounts Receivable Loan; and (g) all Certificates of Deposit. Collateral includes all of Borrower’s right, title and interest in the above for any hospital subsequently approved by the Lender for which Patient Account Credit Agreement purchases are funded by the Revolving Accounts Receivable Loan.

     “Commercial Security Agreement” shall mean the security agreements from Borrower to Lender pledging security interests in all of the Collateral and such security agreements as the Borrower shall execute in the future with respect to any future Advance from the Revolving Line of Credit Loan securing interests in certificates of deposit purchased in the future to secure additional Advances, if any, from the Revolving Line of Credit Loan.

     “Commitment Letter” shall mean that loan commitment letter from Lender to Borrower dated December 12, 2002.

     “Consumer Credit Sales Agreement” shall mean that certain form of credit agreement approved as to form by Lender that Borrower agrees it shall require hospitals to use as its credit agreement with patients where patient account purchases are funded by the Revolving Accounts Receivable Loan, by which patients shall promise and agree to pay any such hospital for services rendered.

     “Continuing Guaranty” shall mean the Commercial Continuing Guaranty (or Commercial Continuing Guaranties) executed by each Guarantor.

     “Disbursement” shall mean any disbursement of proceeds of the Loans to or on behalf of Borrower, irrespective of whether such disbursement constitutes an Advance.

     “Event of Default” shall mean: (a) the occurrence of any of the events listed in subsection 7.1(a) and the expiration of any applicable notice and cure period provided in said subsection; or (b) the occurrence of any “event of default” under any Loan Document other than this Agreement; or (c) the occurrence of any “event of default” under any Related Document.

     “Exempla Healthcare’s Admission Payment Information Form” shall mean that document signed by patients of Exempla Healthcare at the time of admission by the terms of which the patient agrees to pay for the services rendered by the hospital.

     “Financing Statement” shall mean a UCC financing statement or statements pertaining to Borrower as debtor, in favor of Lender, as secured party, in form and substance satisfactory to Lender, for filing with the Secretary of State of Colorado and any other filing office necessary or useful for Lender to perfect Lender’s security interest in the Collateral.

     “Guarantors” shall mean those persons designated in Article III as parties executing Continuing Guaranties.

     “Initial Account Purchases” shall mean patient accounts purchased from Exempla Healthcare, Inc. by Borrower pursuant to the Patient Account Purchase Agreement consisting of accounts where patients have committed to pay for services provided by Exempla Healthcare, Inc. by signing Exempla Healthcare’s Admission Payment Information Forms prior to the date of this Agreement.

     “Lien” shall mean any lien, security interest, charge or encumbrance of any kind and nature whatsoever.

     “Loan Amount” shall mean the sum of Eleven Million Dollars ($11,000,000.00). Ten Million Dollars ($10,000,000.00) of the Loan Amount shall be available as the Revolving Accounts Receivable Loan and One Million Dollars ($1,000,000.00) of the Loan Amount shall be available as the Revolving Line of Credit Loan.

     “Loan Documents” shall mean the documents described in Article 3.1(a) through (g) hereof.

     “Maturity Date” shall mean, subject to Sections 2.4(b) and 7.2, fifty-two (52) weeks from the initial Advance unless extended by mutual agreement of the Lender and Borrower.

     “Notes” or “Line of Credit Notes” shall mean the two promissory notes executed by Borrower for the benefit of Lender, one of which shall be in original face amount of $10,000,000.00 and the other(s) of which shall be in the amount of $1,000,000.00 or such lesser amount as shall equal the amount of any Disbursements made and outstanding hereunder against the Revolving Line of Credit Loan. The singular term Note shall mean a promissory note executed by Borrower for the benefit of Lender evidencing indebtedness for either the Revolving Line of Credit Loan or the Revolving Accounts Receivable Loan as the meaning and context shall indicate or imply.

     “Patient Account Purchase Agreement” shall mean that certain Patient Account Purchase Agreement between Borrower and Exempla Healthcare, Inc., to be executed in February, 2003.

     “Permitted Liens” shall mean: (a) Liens granted pursuant to any Loan Document; (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings so long as adequate reserves with respect thereto, if any, are maintained on the books of the applicable entity in accordance with generally accepted accounting principles; (c) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended; (d) so long as an Event of Default has not occurred and is continuing, Liens to secure the performance of statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens for equipment used in the Borrowers ordinary course of business in support of Borrower’s performance under this Agreement where the security for the Lien is the equipment itself; (f) Liens on patient accounts not funded by the Loans; (g) Liens that are expressly made, and acknowledged as, subordinate to the Lender’s interests; and (h) any other Liens approved in advance in writing by Lender.

     “Person” shall mean any natural person, unincorporated association, corporation, partnership, limited liability company, joint venture, trust, other legal entity, or governmental authority.

     “Pledged Account” shall mean that certain account established by the Borrower with the Lender pursuant to that Pledged Account Agreement dated as of February 10, 2003 between the Borrower and the Lender.

     “Transfer” shall mean (a) except as otherwise permitted by this Agreement, the Loan Documents or the Related Documents, any sale, transfer, assignment, conveyance, hypothecation, encumbrance, lease or vesting of the Collateral or any part thereof, or interest therein, to, or in any Person, whether voluntary, involuntary, by operation of law, or otherwise; (b) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any ownership interest in Borrower or any consolidation or merger of Borrower into or with any Person, whether voluntary, involuntary, by operation of law, or otherwise; or (c) except as otherwise permitted hereby, the execution of any agreement (other than any agreement which contains an express condition precedent requiring Lender’s consent) to do any of the foregoing. Notwithstanding the foregoing, however, no such sale, transfer, assignment, conveyance, hypothecation or encumbrance of the Collateral or sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any ownership interest in Borrower shall be deemed a Transfer where the sale, transfer, assignment, conveyance, hypothecation or encumbrance is made to a wholly owned subsidiary or parent company of Borrower and the sale, transfer, assignment, conveyance, hypothecation or encumbrance is approved by Lender. Approval of such a sale, transfer, assignment, conveyance, hypothecation or encumbrance by Lender shall not be unreasonably withheld. A Transfer shall not include the sale of any ownership interest in the Borrower wherein after the sale of the ownership interest the owners of the Borrower’s common stock as of the date of this Agreement continue to own more than fifty percent (50%) of the Borrower’s common stock.

     1.2 Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein or in the Recitals shall have the meanings assigned to them in conformity with generally acceptable accounting practices and principles.

ARTICLE II
PAYMENT

     2.1 Agreement to Lend and Borrow. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender up to the Loan Amount. The proceeds of the Advances from the Revolving Accounts Receivable Loan shall be used solely to fund the purchase by Borrower, in the ordinary course of its business, of hospital patient accounts contemplated by and pursuant to the Patient Account Purchase Agreement and the Service Agreement. The proceeds of the Advances from the Revolving Line of Credit Loan shall be used solely for business purposes of the Borrower in support of Borrower’s operations and obligations undertaken pursuant to the Patient Account Purchase Agreement and the Service Agreement.

     2.2 Evidence of Indebtedness. The Loans, and all Disbursements thereunder, shall be evidenced by the Notes, with all Disbursements being charged and funded under the applicable Notes. The Notes shall be secured by the Commercial Security Agreements. Notwithstanding the fact that a Disbursement may be charged and funded under an individual Note signed by Borrower and the Guarantors, Borrower and Guarantors acknowledge and agree that all and any Collateral for any Advance under any Note evidencing indebtedness of all or part of the Loans shall cross collateralize all other Notes evidencing any part of the indebtedness under the Loans. In the event of any inconsistency between any of the Notes and this Agreement, the provisions of this Agreement shall prevail.

     2.3 Interest Rate Payment.

     (a) Initial Interest Rates. The interest rate of the Note that evidences indebtedness for the Revolving Accounts Receivable Loan shall be 2.0% over the Prime Rate adjusted daily, with a floor rate of 6.0%. The Prime Rate shall mean the published base rate on corporate loans at large US money center commercial banks as set forth in The Wall Street Journal. The interest rate of the Note or Notes that evidence indebtedness for the Revolving Line of Credit Loan shall be 2.0% over the rate earned on the Certificates of Deposit, fixed for the same period as the rate to be earned on the Certificate of Deposit.

     (b) Payment.

     (i) Monthly payments of interest only on the Notes, at the interest rate applicable to each Note, which shall be due and payable on the first day of the month commencing with the first month following the month of the Closing Date. The Note that evidences indebtedness for the Revolving Accounts Receivable Loan (and the resultant monthly payments of interest and principal due there under) shall be adjusted daily to reflect any changes in the Prime Rate and in the outstanding principal balance.

     (ii) Monthly payment of principal to the Lender in the amounts received by Borrower for each Patient Account Credit Agreement up to the amount advanced by Lender to purchase each such Patient Account Credit Agreement

     (c) Rate After Default. Upon the occurrence and during the continuation of any Event of Default, at the option of Lender, the outstanding principal balance of the Notes shall bear interest, payable on demand, at the default rate of 36% as set forth in the Notes.

     (d) Computation of Interest. Interest shall be calculated on a 360-day year for all Advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due with respect to said payment.

     (e) No Deductions. All payments of principal or interest under the Notes shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings of any nature whatsoever, which amounts shall be paid by Borrower, and (ii) without any other set off. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by the Notes.

     2.4 Repayment of Amounts.

     (a) The outstanding principal balance of the Notes (including, without limitation, all Disbursements evidenced thereby), together with all unpaid accrued interest thereon, and all other amounts payable by Borrower with respect to the Notes or pursuant to the terms of any other Loan Documents, shall be due and payable on the Maturity Date.

     (b) All payments of principal and interest due under the Notes shall be payable in lawful money of the United States of America, at 1331 17th Street, Denver, Colorado 80202, in immediately available federal funds, not later than 1:00 p.m. Mountain Standard Time.

     2.5 Prepayment of Principal; Reductions of the Loan Amount. Borrower shall have the right to prepay amounts outstanding under the Loans, in whole or in part at any time, without premium or penalty.

     2.6 Commitment Fee. Borrower shall pay to Lender a commitment fee of 1% of the amount of the Revolving Accounts Receivable Loan (the “Commitment Fee”), which shall be due and paid at the time of the first Advance from the Revolving Accounts Receivable Loan. Borrower hereby authorizes Lender to make a Disbursement to Lender from the Revolving Line of Credit Loan to pay any Commitment Fee owing notwithstanding that Borrower may not have requested an Advance of the Loan Amount from the Revolving Line of Credit Loan for payment of the Commitment Fee. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such Disbursement. Any Disbursements made pursuant to this Section shall be added to the outstanding principal balance of the Note that evidences indebtedness for the Revolving Line of Credit Loan.

ARTICLE III
LOAN CLOSING

     3.1 Conditions Precedent. Lender’s obligation to make Advances and to perform the remainder of its obligations under this Agreement is expressly conditioned upon (i) Borrower’s satisfaction of all of the conditions set forth in Exhibit A; (ii) Borrower’s satisfaction of the conditions for Disbursement set forth in Article IV (as applicable); (iii) Borrower’s delivery to Lender of the following Loan Documents, in form and content satisfactory to Lender, duly executed (where necessary) and acknowledged (where necessary) by the appropriate parties thereto:

     (a) this Agreement;

     (b) the Notes;

     (c) the Commercial Security Agreements;

     (d) Financing Statements to be filed with the Secretary of State of the State of Colorado;

     (e) the Continuing Guaranties of John C. Herbers, Guarantor, in the principal amount of $10,000,000.00 and the amount of any Advance requested from the Revolving Line of Credit Loan, together not to exceed $11,000,000.00;

     (f) the Continuing Guaranties of Steven C. Robbins, Guarantor, in the principal amount of $10,000,000.00 and the amount of any Advance requested from the Revolving Line of Credit Loan, together not to exceed $11,000,000.00;

     (g) resolutions from Borrower authorizing the transactions contemplated hereby and by the other Loan Documents;

and (iv) Borrower’s delivery to Lender of properly executed copies of the following related documents (the “Related Documents):

     (h) the Patient Account Purchase Agreement or any future substantially similar agreement entered with any other hospitals subsequently approved by Lender for which Patient Account Credit Agreement purchases are funded by the Revolving Accounts Receivable Loan in a form substantially similar to that attached hereto as Exhibit B; and

     (i) The Pledged Account Agreement.

     3.2 Advances after Closing. Lender shall have no obligation to make any Advance following the first Advance made to fund the Initial Account Purchase unless and until Borrower has paid the Commitment Fee.

     3.3 No Implied Obligation to Approve Advances. Borrower expressly understands that by Lender closing hereunder, Lender is under no obligation to make any Disbursement pursuant to a request for an Advance until Borrower has satisfied all requirements set forth in Sections 3.1 and 4.1 hereof and all conditions to Disbursements contained in the other Loan Documents.

ARTICLE IV
DISBURSEMENTS OF THE LOAN

     4.1 Conditions to Advances. Borrower shall not be entitled to any Advance unless:

     (a) the representations and warranties as specified herein shall be true and correct at the date of the Advance; and

     (b) no Event of Default exists and no event exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default; and

     (c) Borrower has established its principal operating account and pledged account with Lender.

     (d) with respect to The Revolving Line of Credit Loan, no Advance shall be made until the Note for the Revolving Line of Credit is amended to state an amount certain for the principal equal to the Certificate of Deposit purchased to secure the Note.

     (e) Borrower shall have received Lender’s prior written approval to any modification or amendment to the Related Documents where, in Lender’s opinion, the modification or amendment: (A) adversely effects Lender’s rights (1) under the Pledged Account Agreement; (2) to receive payment; (B) modifies in any way Sections 4,5,6,7, or 15 of the Patient Account Purchase Agreement; or (C) has a material adverse effect upon Borrower’s or Lender’s right or obligations under the Loan Documents or the Related Documents.

     4.2 Advance Amounts and Requirements. Borrower shall be entitled to receive an Advance under the Loans as follows:

     (a) Borrower may request Advances up to the amount of the Loan Amount so long as the amount requested, together with all other amounts previously requested and outstanding, does not exceed the Loan Amount, and provided that no Advance will cause the outstanding balance due on either the Revolving Accounts Receivable Loan or the Revolving Line of Credit Loan to exceed the authorized Loan Amount of either the Revolving Accounts Receivable Loan or the Revolving Line of Credit Loan, as appropriate.

     (b) For the Advance to fund the Initial Account Purchase from the Revolving Accounts Receivable Loan, Borrower shall have provided Lender with a complete loan package including, without limitation, copies of the following documents: (i) a Note, (ii) a Commercial Security Agreement, and (iii) Continuing Guaranties, each in the amount of the Ten Million Dollars ($10,000,000.00). At the time of the Advance Request, the loan package shall be supplemented to include a list of the Patient Account Credit Agreements included in the Initial Account Purchase. The list shall contain a description of: the name and address of each patient who has executed a Patient Account Credit Agreement; the type of Patient Account Credit Agreement; the amount of the principal under the Patient Account Credit Agreement; and the total amount of the Borrower’s purchase. For the Initial Account Purchase and for subsequent Advances, the original Patient Account Credit Agreements shall be held by the Lender but on request by Borrower (which request Borrower shall make and which shall be a written blanket request), after execution of the Commercial Security Agreement and filing of the Financing Statement, shall be delivered to Borrower, as bailee, for servicing. Lender shall have no obligation to service the Patient Account

Credit Agreements. For each subsequent Advance from the Revolving Accounts Receivable Loan, including but not limited to any subsequent Advance for a further funding of the Initial Account Purchase, Borrower shall similarly provide such list of the Patient Account Credit Agreements to be purchased by Borrower pursuant to the Patient Account Purchase Agreement. For each Advance from the Revolving Line of Credit Loan, Borrower shall have purchased from Lender a fully negotiable Certificate of Deposit in the amount of a Note executed by Borrower for such Advance to be held by Lender as Collateral. Borrower shall have executed a Commercial Security Agreement in the amount of any Certificate of Deposit in a form acceptable to and provided by Lender. Borrower shall deliver executed Continuing Guaranties of Steven C. Robbins and John C. Herbers, Guarantors. Borrower further agrees to execute any further documents Lender shall require regarding such Certificate of Deposit to effectuate Lender’s full and irrevocable control and possession over Borrower’s Certificate of Deposit for so long as the same shall constitute any part of the Collateral.

     If, as part of the Initial Account Purchase or as part of a subsequent Advance, Borrower elects to take assignment of Patient Account Credit Agreements in lieu of possession, Borrower shall take assignment only pursuant to an assignment document substantially in the form attached hereto as Exhibit C, and Lender shall be provided collateral assignment of the Patient Account Credit Agreements by Borrower with a right to require any or all Patient Account Credit Agreements to be tendered to Lender .

     (c) The servicing of each individual Patient Account Credit Agreement under the Revolving Accounts Receivable Loan for which Borrower requests an Advance shall be performed by Borrower.

     (d) Advances from the Revolving Accounts Receivable Loan may not be used for any purpose other than for the purpose of providing funds to support the purchase of Patient Account Credit Agreements pursuant to the Patient Account Purchase Agreement by Borrower in the ordinary course of business. Advances from the Revolving Line of Credit Loan may not be used for any purpose other than for the purpose of providing funds to support the business services and operations of Borrower during its ordinary course of business in servicing Patient Account Credit Agreements. Advances from the Revolving Line of Credit Loan shall not be used to purchase Patient Account Credit Agreements.

     (e) If (i) any regularly scheduled payment of principal or interest under any individual Patient Account Credit Agreement purchased with a Revolving Accounts Receivable Loan Advance becomes three (3) months or more past due or (ii) any obligor under any individual Patient Account Credit Agreement financed with an Advance prepays such Patient Account Credit Agreement in full, then Borrower shall repay in full the outstanding portion of such Advance applicable to such Patient Account Credit Agreement (together with all interest accrued and unpaid thereon through to the date of repayment), whereupon such

Patient Account Credit Agreement (and all amounts due thereon or with respect thereto) and all other agreements, documents and instruments evidencing same, shall no longer constitute Collateral and Lender shall promptly take such actions as shall be reasonably requested to evidence that Lender does not possess a security interest in, to or upon any such assets and/or Borrower’s interests therein. Borrower shall repay in full the outstanding portion of such Advance applicable to such Patient Account Credit Agreement following receipt by Borrower of any repayment by any hospital to which a repurchase request has been made, and in any case within thirty (30) days.

     (f) If Borrower shall demand the repurchase of any Patient Account Credit Agreements by Exempla, or any other approved hospital for which Revolving Accounts Receivable Loan Advances have been made, then, upon receipt of payment, Borrower shall repay to the Lender in full the outstanding portion of such Advance applicable to such Patient Account Credit Agreements (together with all interest accrued and unpaid thereon through to the date of repayment), whereupon such Patient Account Credit Agreements (and all amounts due thereon or with respect thereto) and all other agreements, documents and instruments evidencing same, shall no longer constitute Collateral and Lender shall promptly take such actions as shall be reasonably requested to evidence that Lender does not possess a security interest in, to or upon any such assets and/or Borrower’s interests therein.

     (g) Borrower acknowledges and agrees that Lender shall irrevocably have the rights of Lender as a third party beneficiary of the Patient Account Purchase Agreement, including without limitation the rights granted in paragraphs 5 and 7 thereof, and that Lender may in its sole discretion exercise such rights to require Exempla, or any other subsequently approved hospital, to repurchase all or any portion of the Patient Account Credit Agreements to the extent they constitute any part of the Collateral. Upon receipt of payment in full for any such Patient Account Credit Agreements (together with all interest accrued and unpaid thereon through to the date of repayment), such Patient Account Credit Agreements, and all agreements, documents and instruments evidencing same, shall no longer constitute Collateral and Lender shall promptly take such actions as shall be reasonably requested to evidence that Lender does not possess a security interest in, to or upon any such assets and/or Borrower’s interests therein.

     (h) Borrower shall regularly submit, or cause to be submitted, to Lender the following documents: (i) quarterly financial statements of Borrower, (ii) monthly accounts receivable aging reports of Borrower for Patient Account Credit Agreements purchased with Advances from the Revolving Accounts Receivable Loan, (iii) annual reviewed statements of Borrower, (iv) federal and state tax returns of Borrower, (v) annual personal financial statements of each Guarantor, (vi) federal tax returns of each Guarantor, and (vii) any documents required to be supplied by paragraph 6.12 of this Agreement.

     4.3 Payment of Interest. Borrower hereby authorizes Lender, at Lender’s sole discretion, to make Disbursements to pay accrued and unpaid interest on the Notes that is due and owing as set forth in Lender’s prior monthly statement to Borrower provided such interest is not paid within fifteen (15) days of the date due, notwithstanding that Borrower may not have requested an Advance of such amount. Lender may, at Lender’s sole discretion, make such Disbursements notwithstanding the fact that an Event of Default has occurred and is continuing. Such Disbursements shall be added to the outstanding principal balance of the Notes. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such Disbursements; provided that the provisions of this Section 4.3 shall not prevent Borrower from paying interest from its own funds.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

     5.1 Consideration. As an inducement to Lender to execute this Agreement and to make Disbursements, Borrower represents and warrants to Lender that the following statements set forth in this Article V are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and funding of any Disbursement (except to the extent that such representations and warranties expressly relate solely to an earlier date).

     5.2 Organization, Powers and Good Standing.

     (a) Organization and Powers. Borrower is a Colorado corporation, duly organized and validly existing under the laws of the State of Colorado and authorized to do business in the State of Colorado. Borrower has all requisite power, authority and right to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement, the other Loan Documents and the Related Documents. The chief executive office of Borrower is 7807 E. Peakview Ave., Suite 300, Greenwood Village, Colorado 80111.

     (b) Good Standing. Borrower has qualified to do business, and is in good standing, in the State of Colorado and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

     (c) Non-foreign Status. Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower’s U.S. employer identification number is                    .

     5.3 Authorization of Loan Documents

     (a) Authorization. The execution, delivery and performance of the Loan Documents and the Related Documents by Borrower are within Borrower’s powers and have been duly authorized by all necessary action of Borrower.

     (b) No Conflict. The execution, delivery and performance of the Loan Documents and the Related Documents by Borrower will not violate (i) Borrower’s Articles of Incorporation, its By-Laws, or any amendments to either of them; or (ii) any legal requirement affecting Borrower or any of its respective properties; or (iii) any agreement to which Borrower is bound or to which it is a party, and will not result in or (except as provided in or contemplated by this Agreement) require the creation of any lien upon any of such properties.

     (c) Governmental and Private Approvals. All applicable preliminary governmental or regulatory orders, consents, permits, authorizations and approvals have been obtained or will be obtained on an ongoing as needed basis from time to time and are in full force and effect. No additional governmental or regulatory actions, filings or registrations with respect to the Borrower’s business, and no approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Borrower are required for the due execution, delivery and performance by Borrower of the Loan Documents.

     (d) Binding Obligations. This Agreement, the Loan Documents and the Related Documents have been duly executed by John C. Herbers and Steven C. Robbins as officers of Borrower, and are legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

     5.4 No Material Defaults. There exists no material violation of or material default by Borrower and, to the best knowledge of Borrower, no event has occurred which, upon the giving of notice or the passage of time, or both, could reasonably be expected to constitute a material default, under (a) the terms of any instrument evidencing or securing any indebtedness secured by the Collateral, (b) any lease or other agreement affecting the Collateral to which Borrower is a party, (c) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any governmental authority, or any determination or award of any arbitrator to which Borrower or the Collateral may be bound, or (d) any mortgage, instrument, agreement or document by which Borrower or any of their respective properties is bound: (i) which involves any Loan Document or any Related Documents, (ii) which involves the Collateral and is not adequately covered by insurance, (iii) which might materially and adversely affect the ability of Borrower to perform their obligations under any of the Loan Documents or any other material instrument, agreement or document to which it or he is a party, or (iv) which might adversely affect the first priority of the security interest (subject only to Permitted Liens) created in favor of Lender by this Agreement or any of the other Loan Documents or Related Documents.

     5.5 Litigation; Adverse Facts. Except as has been previously disclosed to Lender, there is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any Guarantor or any of their respective assets which could reasonably be expected to have a materially adverse effect on the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Borrower or any Guarantor or on the Borrower’s or any Guarantor’s ability to perform their respective obligations under the Loan Documents. Borrower and, to the knowledge of Borrower, Guarantors are not subject to, or in default with respect to any other legal requirement that could reasonably be expected to have a materially adverse effect on the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Borrower or any Guarantor. There is no Legal Action pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Guarantor questioning the validity or the enforceability of this Agreement or any of the other Loan Documents or any of the Related Documents.

     5.6 Title to Property; Liens. Except to the extent that the failure to have good, sufficient and legal title would not have a material and adverse effect on the value of the Collateral or Borrower’s ability to perform its obligations under the Loan Documents or Related Documents to which it is a party, Borrower has good, sufficient and legal title to all properties and assets reflected in its most recent pro forma balance sheet delivered to Lender and will in the future have: (a) good, sufficient and sole legal title to all Collateral; and (b) good, sufficient and legal title to all other properties and assets reflected in its financial statements as being owned by it. The Collateral is and shall remain free and clear of all Liens other than Permitted Liens. Borrower represents and warrants that Lender shall at all times have a first priority security interest (subject only to Permitted Liens) in, to and upon the Collateral. Borrower represents and warrants that with the sole exception of the Initial Account Purchases funded by an Advance or Advances from the Revolving Accounts Receivable Loan, all patient accounts for which any subsequent Advance is requested from the Revolving Accounts Receivable Loan shall be Qualified Accounts as that term is defined in the Patient Account Purchase Agreement unless after receipt of a written request by Borrower, Lender in its sole discretion shall have approved in writing other means for assuring the acceptability to Lender of such patient accounts.

     5.7 Disclosure. As of the date hereof, there is no fact known to Borrower that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower or Guarantors which has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Lender in connection herewith.

     5.8 Payment of Taxes. All tax returns and reports of Borrower required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

     5.9 Rights to Property Agreements, Permits and Licenses. Borrower is the true owner of all rights in and to all existing Patient Account Credit Agreements and other documents relating to the Collateral, and will be the true owner of all rights in and to all future Patient Account Credit Agreements and other documents relating to the Collateral, except in each case to the extent that the failure to be the true owner thereof would not have a material and adverse effect on the value of the Collateral or Borrower’s ability to perform its obligations under the Loan Documents or Related Documents to which it is a party. Borrower’s interest in all such future Patient Account Credit Agreements and other documents is not subject to any present claim, set-off or deduction (in each case, other than under the Loan Documents or as otherwise approved by Lender in its discretion) other than any of the foregoing arising in the ordinary course of business.

     5.10 Compliance with Laws. Borrower is in compliance with all applicable federal, state and local laws in each state in which it is carrying on its business, except to the extent any such non-compliance could not reasonably be expected to have a materially adverse effect on the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Borrower.

     5.11 Financial Condition. The financial statements and all financial data of Borrower previously delivered to Lender in connection with the Loans and/or relating to Borrower are true, correct and complete in all material respects as of the date of such statements; provided however that the pro-formas of Borrower contain forward looking statements subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Such financial statements fairly present the financial position of the Borrower who is the subject thereof as of the date thereof. No material adverse change has occurred in such financial position of Borrower and, except for the Loans, no borrowings have been made by Borrower since the date thereof which are secured by the Collateral or the proceeds of the Loans.

     5.13 Other Loan Documents. Each of the representations and warranties of Borrower contained in any of the other Loan Documents and any Related Documents, whether such Related Documents are executed before or after this Agreement, is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

     5.14 Authorization to Receive Notification from Colorado Department of Revenue. Borrower authorizes Lender to receive notification from the Colorado Department of Revenue in the event Borrower is delinquent in the payment of any sales and use taxes, special fuel taxes, withholding taxes, gas taxes or aviation fuel taxes.

ARTICLE VI
COVENANTS OF BORROWER

     6.1 Consideration. As an inducement to Lender to execute this Agreement and to make each Disbursement, Borrower hereby covenants as set forth in this Article VI, which covenants shall remain in effect so long as the Note shall remain unpaid.

     6.2 No Encumbrances. Borrower will not (a) permit any Lien, levy, attachment or restraint to be made or filed against the Collateral, or any portion thereof other than Permitted Liens or (b) permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of the Collateral or any portion thereof.

     6.3 Compliance with the Laws. Borrower will comply in all material respects with all laws and requirements of all federal and state governmental authorities having jurisdiction over the Borrower’s business and will furnish Lender with reports of any official searches for violation of any requirements established by such governmental authorities.

     6.4 Lender Inspections. Throughout the term of this Agreement and the Loans and for twelve (12) months following termination of either, and during normal business hours and upon reasonable notice, Borrower will permit Lender and Lender’s representative, inspectors and consultants to enter upon and inspect Borrower’s business, to audit, examine and copy all contracts, records (including, but not limited to, financial and accounting records pertaining to the Loans (and the Loan Documents and Related Documents) or the Borrower’s business) which are kept at Borrower’s offices, and to discuss the affairs, finances and accounts of Borrower with representatives of Borrower.

     6.5 Compliance with Loan Documents. Borrower will comply with all conditions of this Agreement, whether or not an Advance is requested. Borrower will comply and, to the extent it is able, will cause compliance by parties thereto, with all other Loan Documents and Related Documents.

     6.6 Trade Names. Borrower shall promptly notify Lender in writing of any change in the legal, trade or fictitious business names used by Borrower and shall, upon Lender’s request, execute any additional filings necessary to reflect the change in trade names or fictitious business names.

6.7	Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request therefore by Lender, any and all instruments,

agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender’s security interest provided for herein and in the other Loan Documents and the Related Documents, including, without limitation, the execution of such amendments to the Commercial Security Agreement and the other Loan Documents as Lender shall reasonably require, and Borrower shall pay all fees and expenses (including reasonable attorneys’ fees) related thereto. In connection therewith, Borrower authorizes Lender to file all Financing Statements (and all applicable amendment and/or continuation statements) required hereby or pursuant to the terms of any other Loan Document. Borrower shall execute the Patient Account Purchase Agreement substantially in the form attached hereto as Exhibit B. Borrower shall provide Lender with copies of proposed modifications or amendments to the Patient Account Purchase Agreement.

     6.8 Notice of Litigation. Borrower will give, or cause to be given, prompt written notice to Lender of (a) any action or proceeding which is instituted by or against Borrower (or against any Guarantor if Borrower has such knowledge) in any federal or state court or before any commission or other regulatory body, federal, state or local, foreign or domestic, or any such proceedings which are threatened against Borrower or any Guarantor (if Borrower has such knowledge) which, if adversely determined, could reasonably be expected to have a materially adverse effect upon Borrower’s business, operations, properties, assets, management, ownership or condition (financial or otherwise), (b) any other action, event or condition of any nature which may have a material and adverse effect upon Borrower’s business, operations, management, assets, properties, ownership or condition (financial or otherwise), or which, with notice or lapse of time or both, would constitute an Event of Default, and (c) any actions, proceedings or notices adversely affecting the Collateral or Lender’s interest therein by any governmental officers, offices or departments having jurisdiction with respect to the Collateral.

     6.9 Amendments to Articles of Incorporation and By-Laws. Borrower shall not allow any material amendments to be made to its Articles of Incorporation or Bylaws without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed.

     6.10 Insurance Requirements. At all times throughout the term hereof and of the Loans, Borrower shall, at its sole cost and expense, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including without limitation coverage for comprehensive general liability, automobiles owned and hired, and property loss. Borrower shall obtain endorsements to include contractual coverage. Notwithstanding the foregoing, Lender shall be included as an additional named insured and loss payee under such policies. All policies evidencing the insurance required shall not be cancelable as to the interests of Lender due to the acts of Borrower and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender. On or before the Closing Date, Borrower shall promptly provide Lender with copies of all such policies of insurance and certificates of insurance evidencing that such insurance is in full force and effect (together with proof of the payment of the premiums thereof). Lender acknowledges that a blanket policy of insurance is acceptable. At least thirty (30) days prior to the expiration of each such policy, Borrower shall furnish Lender with evidence that such policy renewal has been requested, with a term covering at least the next succeeding calendar year, insurance thereof of the types and in the amounts required. At least ten (10) days prior to the expiration of each such policy, a certificate must be issued verifying that there is in full force and effect all required insurance.

     6.11 Maintenance of Existing Licenses. Borrower shall maintain and preserve its existence and all rights and licenses material to its business, except for any the failure of which to maintain could not reasonably be expected to have a materially adverse effect on the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Borrower.

     6.12 Financial Statements and Reports. Throughout the term of the Loans until all of its obligations under this Agreement are paid in full, Borrower shall promptly provide Lender with quarterly financial statements, monthly accounts receivable aging reports for Patient Account Credit Agreements purchased with Advances from the Patient Accounts Receivable Loan, annual reviewed statements, copies of its federal and state tax returns and, to the extent requested by Lender, copies of all reports and accountings required to be supplied to Exempla by the terms of the Related Documents, or all reports and accountings required to be supplied by the terms of the Related Documents to any other hospital approved by Lender and for which Lender is providing funding for patient account purchases. Borrower shall obtain from Guarantors and promptly provide Lender with the annual financial statements and federal tax returns of each of the Guarantors. Borrower shall also provide Lender with all other financial records, documents and information reasonably requested by Lender from time to time.

     6.13 Maintenance of Operating Account with Lender. Borrower shall use its best efforts to maintain continuously throughout the term of this Agreement its principal operating depository accounts with Lender, including without limitation the Pledged Account as such term is defined in the Pledged Account Agreement, to the extent such accounts relate to or receive payments pursuant to the Patient Account Purchase Agreement or other agreements with Lender approved hospitals from which Borrower purchases accounts funded by Lender. Borrower shall do so unless in the ordinary course of business and in the sole business judgment of Borrower, it is required to do otherwise. Borrower shall advise Lender of any accounts it is required to maintain elsewhere.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

     7.1 Events of Default.

     (a) The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

     (i) Failure by Borrower to pay any monetary amount when due under any Loan Document or any Related Document and Borrower’s failure to cure within ten (10) days after written notice of such failure by Lender to Borrower.

     (ii) Failure by Borrower to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower under any Loan Document or any Related Document and Borrower has not initiated and maintained reasonable efforts to cure such failure within thirty (30) days of receipt of written notice of such failure, it being presumed that ninety (90) days is an adequate and reasonable period to cure such failure.

     (iii) Any representation or warranty by Borrower in any Loan Document is materially false, incorrect, or misleading as of the date made.

     (iv) The occurrence of any event (including, without limitation, a change in the financial condition, business, or operations of Borrower or Guarantors for any reason whatsoever) that materially and adversely affects the ability of Borrower or any Guarantor to perform any of their obligations under the Loan Documents.

     (v) Borrower or any Guarantor (i) is unable or admits in writing to Borrower’s or the Guarantor’s inability to pay Borrower’s or the Guarantor’s monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Borrower or such Guarantor or the property of Borrower or such Guarantor or any part thereof, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Borrower or any Guarantor or the property of Borrower or any Guarantor or any part thereof, and such appointment is not discharged within sixty (60) days.

     (vi) Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against

Borrower or any Guarantor and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within sixty (60) days of the filing thereof.

     (vii) Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower or any Guarantor, and with respect to any such action or proceeding that is involuntary, such action or proceeding is not dismissed within sixty (60) days of the commencement thereof.

     (viii) All or any material part of the property of Borrower is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within thirty (30) days of the date thereof.

     (ix) The occurrence of any Transfer, unless prior to such Transfer Lender has delivered to Borrower the written consent of Lender to such Transfer.

     (x) The occurrence of any Event of Default, as such term is defined in any other Loan Document or Related Document, and the expiration of all applicable notice and cure periods, if any.

     (xi) Inability of Borrower to satisfy any condition for the receipt of a Disbursement hereunder, or to resolve the situation to the satisfaction of Lender, within a period of thirty (30) days after written notice from Lender.

     (xii) Borrower ceases operation of its business or the action of any governmental agency which has authority over the operations of Borrower causes any or all of the operations of Borrower to be shut down.

     (xiii) The failure of any entity with which Borrower has contracted under any agreement to repurchase accounts on demand made by Lender pursuant to the terms of such agreements, including without limitation failure of Exempla Healthcare, Inc., to repurchase any account on demand by Lender pursuant to the terms of the Patient Account Purchase Agreement.

     (xiv) The failure of the Lender to make an Advance as required under the terms of this Agreement.

     7.2 Remedies.

     (a) Notwithstanding any provision to the contrary herein or any of the other Loan Documents or Related Documents, upon the occurrence and during the continuation of any Event of Default: (i) Lender’s obligation to make further

Advances shall abate, (ii) if the Event of Default shall not be cured within the applicable notice and cure periods, then Lender shall, at its option, have the remedies provided in the Loan Document or the Related Documents breached by Borrower, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or notice of any kind, (iv) Lender may, at its option, apply any of Borrower’s funds in its possession to the outstanding indebtedness under the Notes whether or not such indebtedness is then due, (v) Lender may exercise all rights and remedies available to it under any or all of the Loan Documents or under any or all of the Related Documents, and (vi) Lender and Borrower shall have any and all remedies available at law or equity. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Commercial Security Agreement and other applicable Loan Documents or the Pledged Account.

     (b) Borrower hereby constitutes and appoints Lender, or such independent contractor as may be selected by Lender, as its true and lawful attorney-in-fact with full power of substitution for the purposes of managing Borrower’s business and the performance of Borrower’s obligations under this Agreement in the name of Borrower, and hereby empowers said attorney-in-fact to do any or all of the following upon the occurrence and during the continuation of an Event of Default:

          (i) to use any of the funds of Borrower, including any balance of the Loans previously disbursed, as applicable, and any funds including the Certificate of Deposit which may be held by Lender for Borrower, for the purpose of maintaining Borrower’s business;

          (ii) to employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

          (iii) to pay, settle or compromise all existing bills and claims which are or may be Liens (other than Permitted Liens) against any Collateral or may be necessary or desirable for the clearance of objections to or Liens (other than Permitted Liens) on any such Collateral;

          (iv) to prosecute and defend all actions or proceedings in connection with the Borrower’s business and to take such actions, require such performance and do any and every other act as is deemed reasonably necessary which Borrower might do on its own behalf;

          (v) to take such action and require such performance as it deems reasonably necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction; and

          (vi) to take over the management of Borrower’s business, maintain Borrower’s business, collect receivables and take all other actions which are necessary or incidental in the operation and management of Borrower’s business for the benefit of any creditors of Borrower.

     It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest, which cannot be revoked until full repayment of the Loans.

ARTICLE VIII
MISCELLANEOUS

     8.1 Assignment. Borrower shall not assign any of its rights under this Agreement without Lender’s prior written approval.

     8.2 Notices. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

To Lender:	David Livingston, President Guaranty Bank and Trust Company – Cherry Hills 6501 East Belleview Avenue, Suite 100 Englewood, Colorado 80111

To Borrower:	President Integrated Financial Systems, Inc. 7807 E. Peakview Ave., Suite 300 Greenwood Village, Colorado 80111

With a mandatory copy to Steven C. Robbins and John C. Herbers at the address of Borrower as set forth above.

Lender shall have no obligation to provide any notices, requests, demands and consents to be made hereunder to the Guarantors unless such notice, request, demand or consent to the Guarantors is expressly called for in this Agreement.

     8.3 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices that Lender considers necessary or desirable to protect its security interest granted pursuant to the Loan Documents.

     8.4 Inconsistencies with the Loan Documents; Loan Commitment. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents or the application thereof, the terms of this Agreement shall govern and prevail. The terms and conditions of the Commitment Letter are incorporated herein in their entirety. In the event of a conflict between the Commitment Letter and this Agreement, this Agreement shall prevail. In the event of any conflict between this Agreement and the Related Documents, this Agreement shall prevail.

     8.5 No Waiver. No Disbursement shall constitute a waiver of any conditions to Lender’s obligation to make further Advances nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute a default or Event of Default under this Agreement.

     8.6 Lender Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein, all Patient Account Credit Agreements and other documents required or contemplated by this Agreement and the Persons responsible for the execution and preparation thereof shall be satisfactory to and subject to approval by Lender. Lender’s counsel shall be provided with copies of all documents which they may reasonably request in connection with this Agreement.

     8.7 Lender Determination of Facts. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

     8.8 Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated into this Agreement.

     8.9 Third-Party Consultants. Upon the occurrence and during the continuation of an Event of Default, Lender may hire such third party consultants as it deems necessary, the costs of which shall be paid by Borrower, to perform such services as may, from time to time, reasonably be required by Lender pertaining to the Collateral and Borrower’s compliance with the Loan Documents. Borrower hereby authorizes Lender, in its discretion, to pay such expenses, charges, costs and fees at any time by a Disbursement. This obligation on the part of Borrower shall survive the closing of the Loans and the repayment thereof. In addition, without regard to the occurrence of an Event of Default, Borrower shall within sixty days of the making of a first Advance from the Revolving Accounts Receivable Loan, hire a third party consultant, who shall be acceptable to Lender, to prepare a financial audit of the patient accounts and all Patient Account Credit Agreements included as part or all of the Collateral for the first Advance from the Revolving Accounts Receivable Loan. The audit scope shall be approved by

Lender and shall at a minimum confirm the patient accounts, the Patient Account Credit Agreements and other documents constituting all or part of the Collateral after the Borrower’s initial purchase of backlogged and ongoing patient accounts from Exempla, or any other hospital that may in the future be approved by Lender. The report of such confirmation audit shall be provided to Lender immediately on its completion.

     8.10 Payment of Expenses. Borrower shall pay all taxes and assessments and those reasonable expenses, charges, costs and fees provided for in this Agreement or relating to the Loans, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, tax service contract fees, fees of any consultants, reasonable fees and expenses of Lender’s counsel, printing, photocopying and duplicating expenses, air freight charges, escrow fees, premiums of hazard insurance policies and surety bonds, market or feasibility study required by Lender, inspection fees, and Lender’s processing and closing fees. Borrower hereby authorizes Lender to make Disbursements to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested an Advance of such amount. Such Disbursements shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such Disbursements. However, the provisions of this Section 8.9 shall not prevent Borrower from paying such expenses, charges, costs and fees from its own funds. All such expenses, charges, costs (including accrued interest) and fees shall be Borrower’s obligation regardless of whether or not Borrower has requested and met the conditions for an Advance. The obligations on the part of Borrower under this Section 8.9 shall survive the closing of the Loans and the repayment thereof. Borrower hereby authorizes Lender, in its discretion, to pay such expenses, charges, costs and fees at any time by a Disbursement.

     8.11 Disclaimer by Lender. Lender shall not be liable to any Person for services performed or materials supplied by Borrower in connection with Borrower’s business or on behalf of Borrower. Lender shall not be liable for any debts or claims accruing in favor of any such Person against Borrower or others or against Borrower’s business. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Lender shall not be deemed to be in privity of contract with any contractor or provider of services to Borrower or Borrower’s business, nor shall any payment of funds directly to any contractor or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

     8.12 Default Under Loan Documents. An Event of Default that arises and is continuing under this Agreement or any other Loan Document or any Related Document, shall be considered an Event of Default under every Loan Document and

Lender shall have the right to exercise all rights which it has under any of the Loan Documents arising from such Event of Default.

     8.13 Indemnification. To the fullest extent permitted by law, Borrower shall protect, indemnify, defend and save harmless Lender, its directors, officers, agents, attorneys, and employees for, from and against any and all liability, expense or damage of any kind or nature incurred by any third party arising out of this Agreement or in connection with the Loans and against any suits, claims or demands of any third party, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether in suit or Note, arising out of this Agreement or in connection herewith, except for matters arising out of Lender’s gross negligence or willful misconduct or Lender’s failure to perform in good faith under this Agreement. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel reasonably satisfactory to Lender. Lender may also require Borrower to so defend the matter. Borrower further agrees that in no event shall Lender be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Bank’s reasonable control or for indirect, special or consequential damages, and Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all claims of such losses or delays that Borrower or any other Person may suffer or incur or claim to have suffered or incurred, either directly or indirectly, other than those ultimately determined to be founded on gross negligence or willful misconduct of Lender or Lender’s failure to perform in good faith under this Agreement. Except to the extent expressly stated otherwise in the preceding sentence and elsewhere in this Section 8.13 with respect to third parties, this Section 8.13 shall not require or be deemed to require the Borrower to hold Lender harmless for Lender’s own negligence. The obligations on the part of Borrower under this Section 8.13 shall survive the closing of this Agreement and the repayment thereof.

     8.14 Titles and Headings. The headings at the beginning of each section of this Agreement are solely for convenience and are not part of this Agreement. Unless otherwise indicated, each reference in this Agreement to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

     8.15 Brokers. Borrower and Lender represent to each other that neither of them knows of any loan brokerage commissions or finders’ fees due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other party for, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorneys’ fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

     8.16 Change, Discharge, Termination, or Waiver. No provision of this Agreement may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

     8.17 Applicable Law; Jurisdiction and Venue; Waiver of Jury Trial. This Agreement and the transactions contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to conflict of laws principles. In that regard, Borrower and Lender acknowledge that all meetings and negotiations relative to the Loans have taken place in the State of Colorado, that all Disbursements shall be made by Lender from the State of Colorado, and that all principal and interest payments under the Loans and the Note shall be payable to Lender in the State of Colorado. Any suits, proceedings and other actions relating to, arising out of, or in connection with this Agreement shall be submitted to the in personam jurisdiction of the courts of the State of Colorado and venue for all such suits, proceedings and other actions shall be in Denver County, Colorado. The parties hereby waive any claim against or objection to in personam jurisdiction and venue in the courts of Denver County, Colorado. Further, the parties hereby waive to the maximum extent permitted under applicable law any right or claim to a trial by jury.

     8.18 Disbursements in Excess of Loan Amount. In the event the total Disbursements by Lender exceed the Loan Amount, to the extent permitted by the laws of the State of Colorado, the total of all Disbursements shall be secured by the Loan Documents. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Commercial Security Agreement. In the event of a conflict in either the Note or the Commercial Security Agreement, the terms of this Section 8.17 shall prevail.

     8.19 Participation. Lender shall have the right at any time to sell, assign, transfer, negotiate or grant participation in all or any part of the Loans or the Note to one or more participants. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each such participant. If participation occurs, Lender shall remain as lead participant and Borrower shall not incur any additional costs associated therewith.

     8.20 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

     8.21 Attorneys’ Fees. If a legal action or arbitration proceeding is commenced in connection with any action arising out of or related to this Agreement or any other Loan Document, then the prevailing party shall be entitled to reasonable fees, costs, and expenses (including, without limitation, reasonable attorneys’ fees, costs, and expenses) incurred by or on behalf of such Person in connection with such action or proceeding, as determined by the court or arbitrator(s). Subject to the foregoing,

Borrower agrees to pay or reimburse Lender within five Business Days after demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with the enforcement, attempted enforcement or preservation by Lender of any of its rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the obligations of Borrower evidenced by all or any of the Loan Documents (including, without limitation, in connection with any “workout” or restructuring regarding the Loans and/or the Loan Documents and irrespective of whether any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest thereon from the date of demand at the default interest rate set forth in the Note.

     8.22 Integration. The Loan Documents contain the complete understanding and agreement of Borrower and Lender and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

     8.23 Binding Effect. The Loan Documents shall be binding upon, and inure to the benefit of, Borrower, Lender, Guarantors, and their respective successors and assigns. Borrower and Guarantors may not delegate their obligations under the Loan Documents.

     8.24 Time of the Essence. Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

     8.25 Survival. The representations, warranties, and covenants of Borrower and the Loan Documents shall survive the execution and delivery of the Loan Documents and the closing of the Loans.

     8.26 Additional Documentation. Borrower and Guarantors shall execute any revised documents required by Lender to correct any typographical errors or reform any Loan Document to reflect the terms of the Loans or the loan presentation which was the basis for approval of the Loans by Lender.

     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

Integrated Financial Systems, Inc. a Colorado Corporation

By: /s/ John C. Herbers John C. Herbers, Chairman and CEO

By: /s/ Steven C. Robbins
Steven C. Robbins, Director

LENDER:

GUARANTY BANK AND TRUST COMPANY a Colorado state-chartered banking corporation

By: /s/ David R. Livingston David R. Livingston, President- Cherry Hills

EXHIBIT A

CONDITIONS TO CLOSING AND ADVANCES

     The following conditions shall be satisfied by Borrower or waived by Lender prior to closing on the loans contemplated herein and any Advances made by Lender:

     1. Borrower shall have provided Lender with evidence of adequate insurance, including general liability insurance and coverage of the proposed Collateral as described herein.

     2. Borrower shall have provided Lender with copies of executed good standing and formation documents for Borrower and all amendments and modifications thereto, including Articles of Incorporation, By-Laws, Certificate of Good Standing, and borrowing resolution certified by an officer of the Borrower.

     3. Lender shall have received a written opinion of Borrower’s counsel satisfactory to Lender’s counsel stating, among other things, that Borrower is duly authorized to execute the Loan Documents and that the Loan Documents are enforceable against Borrower and Guarantors.

     4. Borrower shall have established its principal operating account and the Pledged Account with Lender.

     5. Borrower shall have purchased a Certificate of Deposit from Lender in an amount equal to the total of all fees paid by Hospital to Borrower for the Initial Account Purchases, which Certificate of Deposit shall be held by Lender as Collateral for the initial Advance against the Revolving Line of Credit Loan and as cross-collateral for all other Advances hereunder.

PLEDGED ACCOUNT AGREEMENT

     THIS PLEDGED ACCOUNT AGREEMENT is made and entered into as of this 10th day of February, 2003 by and among Guaranty Bank & Trust Company (“Lender”) and Integrated Financial Systems, Inc. (“Borrower”).

     A. Pursuant to that certain Patient Account Purchase Agreement dated as of February 10, 2003 between Borrower and Exempla Healthcare, Inc. (“Hospital”), as amended, supplemented or otherwise modified from time to time, Hospital has agreed to sell and Borrower has agreed to purchase certain patient accounts, which accounts Borrower has agreed to service; and

     B. Pursuant to that certain Revolving Accounts Receivable Loan and Line of Credit Loan Agreement dated as of February 10th, 2003 between Borrower and Lender (as amended, supplemented or otherwise modified from time to time, the “Agreement”), Lender has agreed to provide Borrower certain financing for Borrower’s use in servicing the accounts purchased by Borrower from Hospital, and Borrower has established Account No.1425828 with Lender. (the “Pledged Account”) for the purpose of holding Receipts (as hereafter defined) of Borrower; and

     C. The parties hereto desire to enter into this Pledged Account Agreement in order to set forth their relative rights and duties with respect to the Pledged Account and Receipts.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Terms. All terms not defined in this Pledged Account Agreement shall be as defined in the Agreement.

     2. Effectiveness. This Pledged Account Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any blocked account or similar agreement in effect with respect to the Pledged Account.

     3. Security Interest: As collateral security for Borrower’s obligations to Lender under the Agreement and the other Loan Documents described therein, Borrower for its own benefit, grants to Lender and agrees that Lender shall have a present and continuing security interest in (a) the Pledged Account, (b) all checks, contract rights, claims and privileges in respect of the Pledged Account to the extent they arise from or are related to the Patient Account Purchase Agreement or the Patient Account Credit Agreements that are the subject of the Patient Account Purchase Agreement, and (c) to the extent they arise from or are related to the Patient Account Purchase Agreement or the Patient Account Credit Agreements that are the subject of the Patient Account Purchase Agreements, all cash, checks, money orders and other items of value of Borrower now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Lender or any agent, bailee or custodian thereof (collectively, “Receipts”).

     4. Control of Pledged Account. The Pledged Account shall be under the sole dominion and control of the Lender and shall be maintained by Lender in the name of the Borrower. Lender shall have the irrevocable right and power to periodically, and not less than monthly, disburse funds from the Pledged Account to make payments of principal and interest due pursuant to the Agreement. Borrower shall have the right to withdraw funds in excess of those currently due to Lender under the Agreement. Borrower agrees that all payments to it made on or for patient accounts subject to the Patient Account Purchase Agreement shall be promptly deposited in the Pledged Account. Borrower agrees that all payments Hospital may make to Borrower for repurchase of accounts pursuant to the Patient Account Purchase Agreement, if any, shall be deposited in the Pledged Account. Borrower agrees that Lender shall have the right to restrict withdrawals from the Pledged Account if the Lender in good faith has reason to believe that Borrower will not be able to make required payments to Lender pursuant to the terms of the Agreement. Lender her agrees that Borrower may make any withdrawal from the Pledged Account necessary to satisfy any obligation of the Borrower under the Agreement including, without limitation;

     a. Miscellaneous withdrawals, without limitation, for late charges, insufficient funds or payments sent to an incorrect location. Such withdrawals will be made to an operating account of Borrower.

     b. Withdrawal of interest differential between the interest charged to Borrower by Lender for the prior month and the interest collected from Patient Account Credit Agreements for the prior month. Such withdrawals will be made to an operating account of Borrower.

     c. Withdrawal of principal to be paid to hospital in the amounts received by Borrower for each Patient Account Credit Agreement in excess of the amount advanced by Lender to purchase each such Patient Account Credit Agreement.

     d. Withdrawal of IFS’ Service Fee as defined in the Patient Account Purchase Agreement.

     For each withdrawal Borrower shall submit documentation to the Lender pursuant to the IFC/Guaranty Bank Lockbox Reporting and Distribution Procedures to be mutually agreed upon.

     5. Fees. Borrower agrees to pay on demand all reasonable usual and customary service charges, transfer fees and account maintenance fees (collectively, “Fees”) of Lender in connection with the Pledged Account. In the event Borrower fails to timely make a payment to Lender of any Fees, Lender may thereafter exercise its right of setoff against the Pledged Account for such amounts.

     6. Setoff: Lender may exercise or claim any right of setoff or banker’s lien against the Pledged Account or any Receipts, and Lender may exercise such right or lien which it may have against any Receipts whether or not yet deposited in the Pledged Account, including without limitation to the extent expressly set forth in paragraphs 3 and 5 above.

     7. Exculpation of Lender: Indemnification by Borrower. Borrower agrees to indemnify and Defend Lender (through counsel of Lender’s selection) and hold Lender harmless from and against any and all third party claims suits or demands, including without limitation any claims asserted either directly or indirectly by Hospital, other than those ultimately determined to be founded on gross negligence or willful misconduct of Lender or by the failure of the Lender to comply with the terms and conditions of this Pledged Account Agreement, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney’s fees, costs and disbursements) incurred as a result of the assertion of any claim, by any third party, arising out of, or otherwise related to: 1) any act or omission of Lender; 2) any transaction conducted or service provided by Lender contemplated by this Pledged Account Agreement, the Loan Agreement or the Patient Account Purchase Agreement, or 3) the use of any account at Lender contemplated by this Pledged Account Agreement; other than those ultimately determined to be founded on gross negligence or willful misconduct of Lender or by the failure of Lender to comply with the terms and conditions of this Pledged

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Account Agreement. In no event shall Lender be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages. Borrower agrees to indemnify, defend and hold Lender mess from and against any and all claims of such losses or delays that Borrower or any other person may suffer or incur or claim to have suffered or incurred, either directly or indirectly, other than those ultimately determined to be founded on gross negligence or willful misconduct of Lender. Except to the extent expressly stated otherwise in the preceding sentence and elsewhere in this paragraph 7 with respect to third parties, this paragraph 7 shall not require or be deemed to require the Borrower to hold Lender harmless for Lender’s own negligence. The obligations on the part of Borrower under this paragraph 7 shall survive the termination of this Pledged Account Agreement. Borrower agrees that Lender’s right of set-off shall extend to costs and expenses incurred by Lender (including reasonable attorney’s fees, costs and disbursements) arising from this indemnification, hold harmless and defense agreement.

     8. Termination. This Agreement may be terminated by Borrower only upon receipt by Lender of written notification thereof. This Agreement may be terminated by Lender only upon delivery to Borrower of written notification thereof. Upon receipt by Lender of such written notice of termination by Borrower, or upon delivery to Borrower of written notification of termination by Lender, Borrower understands and agrees that, without limiting its right to exercise any other remedy it may have, upon the expiration of ten (10) days written notice to the Borrower, Lender will exercise its right pursuant to paragraph 8 of the Patient Account Purchase Agreement to demand Hospital repurchase all accounts assigned to and purchased by Borrower. The effective date of termination of this Pledged Account Agreement shall be the date of receipt of payment by Lender of all amounts due pursuant to Lender’s demand that Hospital repurchase all accounts. Upon delivery of written notification of termination, Borrower consents and agrees to any restriction on withdrawals reasonably imposed by Lender for the purpose of assuring payment of amounts due to Lender under this Pledged Account Agreement or the Agreement or pursuant to any transaction or service contemplated by either of them. At such time as Lender shall have received from Borrower and/or Hospital all amounts due and owing to Lender under this Pledged Account Agreement or the Agreement, Lender shall disburse any remaining balance in the Pledged Account to Borrower.

     9. Irrevocable Agreements. Borrower acknowledges that the agreements made by it and the authorizations granted by it in paragraphs 3 and 4 hereof are irrevocable and that the authorizations granted in paragraphs 3 and 4 hereof are powers coupled with an interest.

     10. Notices. Notice shall be made in writing by such means of delivery that receipt cannot properly be denied. All notices, requests or other communications given to Borrower or Lender shall be given in writing to the individuals at the address specified below and, except to the extent provided otherwise herein, shall be deemed duly given when deposited in the US mail to the parties at their addresses below or to any subsequent persons or at subsequent addresses provided to the other party in writing:

Lender:	Guaranty Bank & Trust Company 1331 17th Street PO Box 5847 Denver, CO 80217 Attention: Kathy Kufeldt

Borrower:	President Integrated Financial Systems, Inc. 7807 E. Peakview Ave., Suite 300 Greenwood Village, Colorado 80111

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     With a mandatory copy to Steven C. Robbins and John C. Herbers at the address of Borrower set forth above.

     11. Miscellaneous.

          a. This Pledged Account Agreement may be amended only by a written instrument executed by Lender and Borrower acting by their duly authorized representatives.

          b. This Pledged Account Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          c. This Pledged Account Agreement shall also constitute a “Control Agreement” for purposes of perfection of Lender’s security interests under the Uniform Commercial Code.

          d. This Pledged Account Agreement shall be governed and controlled by the laws of the State of Colorado without regard to conflict of law principles.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Pledged Account Agreement as of the day and year first above set forth.

GUARANTY BANK AND TRUST COMPANY
By:	/s/ David R. Livingston
Title: President

INTEGRATED FINANCIAL SYSTEMS, INC.
By:	/s/ John C. Hebers
Title: President

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GUARANTY BANK
AND TRUST COMPANY

August 5, 2004

Mr. Steven C. Robbins
Integrated Financial Systems, Inc.
7807 E. Peakview Avenue, Suite 300
Greenwood Village, CO 80111

Re: Renewal of Loan #8600025-001

Dear Mr. Robbins:

Guaranty Bank and Trust will renew this $10,000,000 Revolving Line of Credit to November 5, 2004. All other terms and conditions remain the same.

Please feel free to call if there are any questions.

Sincerely,

/s/ David R. Livingston
David R. Livingston
President, Cherry Hills